RIVERSOURCE GOVERNMENT INCOME SERIES, INC. - FORM N-SAR EXHIBITS
----------------------------------------------------------------

EXHIBIT 77H, CHANGES IN CONTROL OF REGISTRANT:

For RiverSource U.S. Government Mortgage Fund:

During the fiscal year ended May 31, 2010, the Fund served as an underlying investment of affiliated funds-of-funds. The RiverSource Portfolio Builder funds, RiverSource Income Builder funds, and Columbia Management Investment Advisers, LLC and RiverSource Life Insurance Company, through their initial capital investments, were owners of record of more than 25% of the outstanding shares of the Fund.